EXHIBIT 99.2

FORM OF GM COMMON STOCKHOLDER CONSENT

      The following is the form of consent card to be distributed to GM $1 2/3 par value common stockholders and GM Class H common stockholders in connection with the GM consent solicitation relating to the proposals described in the consent solicitation statement/ information statement/prospectus contained in that certain registration statement on Form S-4 of HEC Holdings, Inc. This form is for use by holders of GM’s Common Stock, par value $1 2/3 per share. A substantially similar consent card will be used for holders of GM’s Class H Common Stock, par value $0.10 per share. As applicable, substantially similar consent cards will be used for street name holders of both classes of GM’s common stock.

Front Side of Consent Card:

CONSENT TO ACTION OF STOCKHOLDERS WITHOUT A MEETING

REVOCABLE CONSENT SOLICITED ON BEHALF OF
GENERAL MOTORS CORPORATION

COMMON

FAILURE TO EXECUTE AND RETURN THIS CONSENT CARD WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSALS DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

      The undersigned, a common stockholder of General Motors Corporation (“GM”), acting with respect to all of the shares of Common Stock, par value $1 2/3 per share (“GM $1 2/3 par value common stock”), held by the undersigned on                            , 2002 (the “Record Date”), hereby consents, withholds consent or abstains, as specified on the reverse side, with respect to the taking of corporate action without a meeting pursuant to Section 228 of the Delaware General Corporation Law. All terms used but not defined herein shall have the meanings ascribed to such terms in the Consent Solicitation Statement/ Prospectus (the “Consent Solicitation Statement/ Prospectus”) furnished herewith to stockholders of GM who held shares of GM $1 2/3 par value common stock and GM Class H common stock on the Record Date.

      Stockholders wishing to approve and consent to any proposals set forth herein should mark the applicable “Consent” box on the reverse side of this consent card. Stockholders opposing any such action should register their position by marking the applicable “Withhold Consent” or “Abstain” box on the reverse side of this consent card or by not completing and returning this consent card. Unless you otherwise indicate on this consent card, this consent card will be voted as set forth on the reverse side with respect to all shares of GM $1 2/3 par value common stock held by the undersigned on the Record Date, and if no choice is indicated but this consent card is signed, you will be deemed to have consented to each of the actions set forth on the reverse side of this consent card. By executing this card, the undersigned hereby revokes any and all prior consents and hereby affirms that, as of the Record Date, the undersigned had the power to deliver a consent for the number of shares represented by this consent.

SIGNED BUT UNMARKED CARDS WILL BE DEEMED TO GIVE CONSENT TO THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD.

      Completion of the transactions described in the Consent Solicitation Statement/ Prospectus is conditioned upon receiving the consent of the holders of: (1) a majority of the shares of GM $1 2/3 par value common stock outstanding as of the Record Date, voting as a separate class, (2) a majority of the shares of GM Class H common stock outstanding as of the Record Date, voting as a separate class, and (3) a majority of the voting power of the shares of GM $1 2/3 par value common stock and GM Class H common stock outstanding as of the Record Date, voting together as a single class, based on their respective per share voting power pursuant to the provisions set forth in the GM restated certificate of incorporation. Unless previously revoked, the actions set forth in this consent will be effective when and if consents representing the percentages of shares indicated in the immediately preceding sentence are delivered to General Motors (but no sooner than 20 business days following the mailing of the Consent Solicitation Statement/ Prospectus to GM common stockholders).

PLEASE SIGN AND DATE ON REVERSE

Back Side of Consent Card:

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE.

FAILURE TO EXECUTE AND RETURN THIS CONSENT CARD WILL HAVE THE EFFECT OF A VOTE AGAINST THE CORPORATE ACTION DESCRIBED BELOW.

THE BOARD OF DIRECTORS OF GENERAL MOTORS CORPORATION RECOMMENDS THAT

GM COMMON STOCKHOLDERS
CONSENT TO EACH OF THE PROPOSALS BELOW.

IMPORTANT NOTE REGARDING PROPOSALS 1 THROUGH 3: ALTHOUGH PROPOSALS 1 THROUGH 3 BELOW ARE SEPARATE MATTERS TO BE VOTED UPON BY THE GM $1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS IN CONNECTION WITH THE TRANSACTIONS, THESE PROPOSALS ARE EXPRESSLY CONDITIONED UPON THE APPROVAL OF EACH OF THE OTHER OF THESE THREE PROPOSALS. THIS MEANS THAT, EVEN IF THE GM $1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS ALSO APPROVE ONE OF THESE PROPOSALS, GM WILL NOT COMPLETE THE TRANSACTIONS CONTEMPLATED BY THAT PROPOSAL UNLESS THE GM $1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS ALSO APPROVE EACH OF THE OTHER OF THESE THREE PROPOSALS SO THAT THE TRANSACTIONS CAN BE COMPLETED AS PLANNED AND AS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT/ PROSPECTUS. IN OTHER WORDS, ALL THREE PROPOSALS (PROPOSALS 1 THROUGH 3) BELOW MUST BE APPROVED BY THE GM $1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS IN ORDER FOR GM TO OBTAIN THE REQUISITE GM COMMON STOCKHOLDER APPROVAL OF THE PROPOSALS RELATING TO THE TRANSACTIONS. ACCORDINGLY, IF YOU WISH TO APPROVE THE PROPOSALS RELATING TO THE TRANSACTIONS, YOU SHOULD VOTE FOR ALL THREE PROPOSALS (PROPOSALS 1 THROUGH 3).

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL 1: APPROVAL OF THE FIRST GM CHARTER AMENDMENT

      This proposal is to approve an amendment to Article Fourth of the GM restated certificate of incorporation (in the form of Appendix A to the Consent Solicitation Statement/ Prospectus) that would be filed in order to provide GM the ability to implement certain aspects of the GM/ Hughes separation transactions.

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL 2: RATIFICATION OF THE GM/ HUGHES SEPARATION TRANSACTIONS

      This proposal is to ratify the GM/ Hughes separation transactions as described in the Consent Solicitation Statement/ Prospectus.

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL 3: RATIFICATION OF THE HUGHES/ ECHOSTAR MERGER

      This proposal is to ratify the Hughes/ EchoStar merger as described in the Consent Solicitation Statement/ Prospectus.

PROPOSAL 4 BELOW WILL NOT BE IMPLEMENTED UNLESS GM RECEIVES THE REQUISITE GM COMMON STOCKHOLDER APPROVAL OF PROPOSALS 1 THROUGH 3 ABOVE

AND THE TRANSACTIONS ARE COMPLETED. HOWEVER, THE COMPLETION OF THE TRANSACTIONS IS NOT CONDITIONED UPON THE REQUISITE GM COMMON STOCKHOLDER APPROVAL OF PROPOSAL 4. THIS MEANS THAT IF GM RECEIVES THE REQUISITE GM COMMON STOCKHOLDER APPROVAL OF PROPOSALS 1 THROUGH 3, BUT NOT PROPOSAL 4, GM AND HUGHES MAY NONETHELESS COMPLETE THE TRANSACTIONS.

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL 4: APPROVAL OF THE SECOND GM CHARTER AMENDMENT

      This proposal is to approve an amendment to Article Fourth of the GM restated certificate of incorporation (in the form of Appendix B to the Consent Solicitation Statement/ Prospectus) to eliminate certain provisions relating to the GM Class H common stock after the completion of the GM/Hughes separation transactions.

      When shares are held by joint tenants, both must sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Dated:

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Signature	Dated:

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